EXHIBIT 99.4

                             DISCLOSURE DOCUMENT OF

                                  Jalex Trading


                               REGISTERED WITH THE
                    COMMODITY FUTURES TRADING COMMISSION AS A

                            COMMODITY TRADING ADVISOR

                                       FOR

                                MANAGED ACCOUNTS

                            ------------------------

        THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
           MERITS OF PARTICIPATING IN THIS TRADING PROGRAM NOR HAS THE
        COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE
                                    DOCUMENT.

     The information and opinions contained herein are subject to change or revision subsequent to the date of this Disclosure Document.

                    THE DATE OF THIS DISCLOSURE DOCUMENT IS:

                                 January 7, 2004

                            ------------------------

                                  JALEX TRADING
                             9925 South Pennsylvania
                                    Suite 110
                          Oklahoma City, Oklahoma 73159
                                 (405) 691-2793

                            RISK DISCLOSURE STATEMENT

THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL. YOU SHOULD THEREFORE CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE FOLLOWING:

IF YOU PURCHASE A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUIRED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN YOUR ACCOUNT.

UNDER CERTAIN MARKET CONDITIONS, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE A POSITION. THIS CAN OCCUR, FOR EXAMPLE, WHEN THE MARKET MAKES A "LIMIT MOVE". THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A "STOP-LOSS" OR "STOP-LIMIT" ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

A "SPREAD" POSITION MAY NOT BE LESS RISKY THAN A SIMPLE "LONG" OR "SHORT" POSITION. THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU. THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS GAINS.

IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES. IT MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFIT TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS AT PAGE 6, A COMPLETE DESCRIPTION OF EACH FEE TO BE CHARGED TO YOUR ACCOUNT BY THE COMMODITY TRADING ADVISOR.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU TRADE, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGES 7 TO 8.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED

PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS MAY BE EFFECTED. BEFORE YOU TRADE YOU SHOULD INQUIRE ABOUT ANY RULES RELEVANT TO YOUR PARTICULAR CONTEMPLATED TRANSACTIONS AND ASK THE FIRM WITH WHICH YOU INTEND TO TRADE FOR DETAILS ABOUT THE TYPES OF REDRESS AVAILABLE IN BOTH YOUR LOCAL AND OTHER RELEVANT JURISDICTIONS.

THIS COMMODITY TRADING ADVISOR IS PROHIBITED BY LAW FROM ACCEPTING FUNDS IN THE TRADING ADVISOR'S NAME FROM A CLIENT FOR TRADING COMMODITY INTERESTS. YOU MUST PLACE ALL FUNDS FOR TRADING IN THIS TRADING PROGRAM DIRECTLY WITH A FUTURES COMMISSION MERCHANT.

                                TABLE OF CONTENTS

RISK DISCLOSURE STATEMENT................................................    2


TABLE OF CONTENTS........................................................    3


BACKGROUND OF THE ADVISOR AND ITS PRINCIPALS.............................    4


TRADING STRATEGIES OF THE ADVISOR........................................    6


ADVISORY FEES............................................................    7


FUTURES COMMISSIONS MERCHANT & INTRODUCING BROKERS.......................    7


INVESTMENT PRODUCTS & MINIMUM ACCOUNT SIZE...............................    8


PRINCIPAL RISK FACTORS...................................................    9


SPECIAL PROVISIONS FOR IRA ACCOUNTS ONLY.................................   10


POTENTIAL CONFLICTS OF INTEREST..........................................   10


LITIGATION...............................................................   11


TRADING PERFORMANCE......................................................   11

BACKGROUND OF THE ADVISOR AND ITS PRINCIPALS

Jalex Trading (hereafter referred to as either "Advisor", or "CTA") is a trade name for Commodity Pool Services, Inc.(CPSI). CPSI conducts its CTA business under the Jalex Trading trade name CPSI is an Oklahoma corporation, registered with the Commodity Futures Trading Commission ("CFTC") as a Commodity Trading Advisor ("CTA") since May of 2002, as a Commodity Pool Operator ("CPO") since December of 1999 and as an Introducing Broker since November 2003 (doing business under the ZipNet Trading trade name).. This is the second time CPSI has been registered as an Introducing Broker. The first registration was from October 2002 to February 2003. .CPSI is also a member of the National Futures Association ("NFA") since December 1999. The Advisor's principal place of business and the place where its books and records are kept is 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159. CPSI's telephone number is
(405) 691-2793.

Jalex Trading has two principals - Simcha Bluth and Randall Shell. Mr. Bluth first entered the futures industry with Associated Person registration in June of 1990. Mr. Shell first entered the futures industry with Associated Person registration in April of 1982. Collectively, they have more than 35 years experience in the futures industry.

Simcha Bluth

From December 1999 to date, Mr. Bluth has been registered as an associated person and principal of Commodity Pool Services, Inc., a registered Commodity Trading Advisor, Commodity Pool Operator and Introducing Broker. CPSI is a member of the National Futures Association. Mr. Bluth is a stockholder of the firm and supervises all its operations.

From September 1998 to present, Mr. Bluth has also served as a principal of Pool Management Services, Inc. This firm is registered as a commodity pool operator and is a member of the National Futures Association. Mr. Bluth is a stockholder of the firm and supervises all its operations. From February 2000 to March 2001, Mr. Bluth carried dual associated person and branch manager registrations with Kesef Securities, Inc., d.b.a. Kesef Advisors, a commodity trading advisor. Mr. Bluth solicited managed futures brokerage business for Kesef. From June, 1999 to April 2000, Mr. Bluth was registered as an associated person and branch manager of Profile Analytics, Inc., d.b.a Profile Trading ("Profile"), an introducing broker. Mr. Bluth solicited managed, discount and broker-assisted futures brokerage business for Profile.

From May, 1996 to January, 1999, Mr. Bluth was registered as an associated person and principal of All State Trading Group, Inc., located in New York City, New York, an introducing broker from May, 1996 to January 1999 and a commodity trading advisor from July, 1997 to September, 1998. Mr. Bluth supervised all operations of this firm.

Randall Shell

From December 1999 to date, Mr. Shell has been registered as an associated person and principal of Commodity Pool Services, Inc., a registered Commodity Trading Advisor, Commodity Pool Operator and Introducing Broker. CPSI is a member of the National Futures Association.. Mr. Shell is a stockholder of the firm. Mr. Shell's duties as a principal of the firm include the maintenance of accounting, books, records and compliance matters.

Randall Shell has been registered as an associated person and principal of Pool Management Services since July, 1999. Prior to his registration as a principal of the CPO, from October, 1998 to July, 1999, Mr. Shell was registered as an associated person and branch manager of Pool Management Services. Mr. Shell's duties as a principal of the firm include the maintenance of accounting, books, records and compliance matters.

From June, 1999 to March 2001, Mr. Shell has also carried dual registration as an associated person, principal and sole shareholder of Kesef Securities, Inc., d.b.a. Kesef Advisors. As principal of Kesef Advisors, Mr. Shell managed all aspects of company operations and directed the trading in client accounts under the management of that firm.

From October 1991 to April 2000, Mr. Shell was registered as an associated person, principal and sole shareholder of Profile Analytics, Inc., d.b.a Profile Trading ("Profile"). Profile was an introducing broker from December, 1998 through April 2000. From October 1991 to July, 1999, Profile was also registered as a commodity trading advisor. Mr. Shell's duties with Profile included the oversight of all company operations and supervision of brokers. From July 1997 to November 1998, Mr. Shell carried dual associated person and branch manager registration with All State Trading Group, Inc. For the trading performance of accounts under the direction of Mr. Shell, see page 19.

                        TRADING STRATEGIES OF THE ADVISOR

Overview. In all of its trading strategies, Jalex approaches its evaluation of the futures markets by employing a combination of fundamental as well as technical indicators. Fundamental Analysis is primarily utilized to determine the overall market trend of the various futures markets whereas technical analysis may be used to pinpoint actual entry and exit points.

Fundamental analysis concentrates on factors that effect supply and demand such as seasonal price patterns, domestic and international political developments, government reports and policies. In its fundamental analysis, the Advisor analyzes many factors and important fundamental indicators such as various industry supply/demand and other government economic reports. In contrast, technical analysis is based on the theory that market prices alone reflect all known factors affecting supply and demand for a particular commodity and that the study of price data, volume and open interest provide sufficient information for predicting futures prices. In its technical analysis, the Advisor reviews various technical factors including chart patterns, support and resistance lines, and other technical indicators.

Trading decisions made by Jalex may be made by either Mr. Bluth or Mr. Shell (both principals of the Advisor).

Jalex Trading offers two trading programs: The Futures Spread Program and the Bond & Stock Program.

                             Futures Spread Program

In its Futures Spread Program, Jalex seeks to capture profit through the trading of futures "spread" positions. A spread trade involves the purchase of one futures market contract and the sale of another futures market contract. In its Futures Spread Program, Jalex may execute trades in any of the domestic U.S. futures markets. However, the primary focus of the spread trading is in the agricultural futures (Corn, Wheat, Soybeans and related soybean products, Wheat, Live Cattle, Feeder Cattle and Hogs), the "soft" commodity futures (Sugar, Cocoa, Coffee, Orange Juice) Currencies (British Pound, Japanese Yen, Swiss Franc, Euro) and Stock Index Futures (S & P 500, NASDAQ 100, Russell 2000, S & P Midcap).

The basis for profit or loss in spread trading is the narrowing or widening of the price differential between the two markets or contract months involved. A spread trade may involve two completely different commodities (e.g. buying soybeans and selling wheat) or it may involve different contract months within the same commodity (buying July soybeans and selling November soybeans).. A futures spread position may not be less risky that a simple "long" or "short" position..

In addition, the futures spread program also incorporates the same trading strategies as the Bond & Stock Program (see the Bond & Stock Program below), but on a "de-leveraged" basis. De-leveraged simply means that fewer contracts are executed for an equal amount of equity in the trading account.

In executing a "de-leveraged" form of the Bond & Stock Program, Jalex may execute trades in any of the domestic U.S. futures markets.. This includes (but is not limited to): Fixed Income futures (US Treasury Bonds US 10 Year notes, Eurodollars) Stock Index futures (S & P 500, NASDAQ 100, Russell 2000, S & P Midcap), Currencies (British Pound, Japanese Yen, Swiss Franc, Euro),

Precious and Industrial Metals (Gold, Silver, Copper), Softs (Sugar, Cocoa, Coffee), Grains (Corn, Soybeans and related soybean products, Wheat), and Meats (Live Cattle, Live Hogs).

As has been previously noted, Jalex utilizes stop-loss orders and futures option trading in an effort to mitigate the potential for downside risk Additionally, Jalex utilizes capital management techniques as part of its risk control effort. This is primarily accomplished by closely monitoring the margin-to-equity ratio of trades held by the program. Under normal conditions, Jalex seeks to maintain margin-to-equity ratios in the 10% to 30% range.

The above trading examples are for illustration purposes only, and do not purport to be the futures strategies which Jalex may use.

                              Bond & Stock Program

The Bond & Stock Program focuses, primarily, on the financial futures markets. However, trades may also be placed in other futures markets and sectors.

The trading strategies incorporated in this program are largely "technical" in nature, relying on recurring patterns of market behavior to forecast future price movement. While the exact methodology behind the strategies is proprietary information, Jalex Trading utilizes patterns of directional movement within futures markets and, from those patterns, is able to select trades that have a relatively high probability of historical success. Based on those patterns, trades are executed with pre-determined exit parameters (both for profit and "stop-loss" orders when losses are realized)..

The length of time a trade is held open will vary from trade to trade. As part of its trade selection and entry process, Jalex determines what it believes will be the duration and magnitude of a market price move. In successful trades, positions are closed-out when specific price targets are reached. The amount of time required to reach the price target may but often trades are closed within the trading session. When trades are not successful, the closing-out of positions may be carried out by the execution of stop-loss orders. At times, Jalex may simply determine that a market is not behaving as expected and in those cases, Jalex may close the position in an effort to avoid any further capital losses.

In its Bond & Stock Program, Jalex Trading seeks to secure profits through the outright purchase or sale of a futures contract. Jalex may execute trades in any of the domestic U.S. futures markets.. This includes (but is not limited to):
Fixed Income futures (US Treasury Bonds US 10 Year notes, Eurodollars) Stock Index futures (S & P 500, NASDAQ 100, Russell 2000, S & P Midcap), Currencies (British Pound, Japanese Yen, Swiss Franc, Euro), Precious and Industrial Metals (Gold, Silver, Copper), Softs (Sugar, Cocoa, Coffee), Grains (Corn, Soybeans and related soybean products, Wheat), and Meats (Live Cattle, Live Hogs).

As is the case with all of its trading programs, Jalex utilizes stop-loss orders in its Bond & Stock Program in an effort to mitigate the potential for downside risk Additionally, Jalex utilizes capital management techniques as part of its risk control effort. This is primarily accomplished by closely monitoring the margin-to-equity ratio of trades held by the program. Under normal conditions, Jalex seeks to maintain margin-to-equity ratios in its Bond & Stock Program in the 20% to 50% range.

                                  ADVISORY FEES

Jalex Trading has two programs: The Futures Spread Program and the Bond & Stock Program. The fees for both programs are the same. They are as follows:

Incentive Fees. The Advisor will charge a monthly incentive fee equal to 20% of net new high profits. Net new high profits include all closed out gains and losses plus gains and losses on open positions. Gains and losses will be net after commissions and management fees. The account will also be adjusted for any deposits or withdrawals. In order for an incentive fee to be payable, the adjusted net new high profits calculated at the close of business of the last trading day of each month must exceed the highest adjusted net new high profits of any previous month. The incentive fee is due and payable on the first business day of the month following the month in which the fee has been earned. In its discretion, the Advisor may waive or reduce any portion of the Incentive Fee.

Commissions. Each account will be charged commissions by the Futures Commission Merchant (FCM) carrying the account, or the Introducing Broker (IB) introducing the account. These commissions are set by the aforementioned FCM and/or IB. The Advisor will not accept any arrangement by an FCM or IB in which the total commissions for trading futures or options on contract markets in the United States, inclusive of all exchange, brokerage, and/or clearing fees exceeds $10 per round turn, plus NFA fees. The Advisor does NOT earn any commissions paid by the client accounts.

Management Fee. The Advisor will charge a recurring annual Management Fee equal to 4%. This fee is assessed monthly at the rate of 0.33333% of the month ending Net Asset Value. Net Asset Value is defined as the total assets of the account, including all cash and cash equivalents, interest income, if any, plus the market value of all open commodity positions, less all liabilities. In its discretion, the Advisor may waive or reduce any portion of the Management Fee.

Accounting Fee Each account will be charged $25.00 per month for accounting fees. This fee will be received by Jalex Trading to defray the costs inherent in managed accounts due to the extensive records required to be maintained according to regulations set forth by the National Futures Association and the Commodity Futures Trading Commission. In its discretion, the Advisor may waive or reduce any portion of this fee.

Payment of Fees. All fees referred to in this section are due and payable when the advisor submits an invoice to the carrying FCM. Each client must execute a Fee Payment Authorization allowing the Advisor to deduct such fees directly from their accounts. In its discretion, the Advisor may waive any part or all of any of the fees defined above.

               FUTURES COMMISSIONS MERCHANT & INTRODUCING BROKERS

The client is free to choose the Futures Commission Merchant (FCM) with which to maintain their account. The client is also free to choose an introducing broker
(IB) to introduce their account to an FCM.

The Advisor reserves the right to direct trades to any FCM or independent floor broker it chooses for executions with instructions to "give-up" to the client's FCM. The FCM will them pay floor brokerage in additional administrative or "give-up" fees to the executing FCM from the client's account. The advisor does not require clients to use any introducing broker, but a client may select one to introduce trades for his account. The client should know that the use of an introducing broker may increase per trade commission charges.

                   INVESTMENT PRODUCTS & MINIMUM ACCOUNT SIZE

The current minimum account size is U.S. $50,000. and is subject to change at any point in time. The Advisor will be trading futures and options on futures in any of the domestic commodity markets: which fall primarily in the categories of Grains, Meats, Metals, Energy, Currencies, Interest Rate, Financials, Stock Indexes, and other items such as Food and Fiber. Foreign commodity contracts (futures) are not presently traded, but may be traded in the future.

PRINCIPAL RISK FACTORS

Each potential client should carefully read the following section of this disclosure document and potential clients should also consider the following risks before entering this investment.

The objective of Jalex Trading's trading program is to achieve substantial, consistent appreciation of its' assets under management through speculative trading in commodity contracts and their options. Jalex Trading will take what they feel to be reasonable steps to protect capital relative to the rate of return sought. No assurance can be given that this objective will be met, and an investment in an account to be traded by Jalex Trading should only be considered by investors who can assume the significant risk associated with commodity trading.

Trading in commodity interests is speculative and volatile. Commodity interest prices and other contract prices are highly volatile. Price movements of commodity interests are influenced by, among other things, changing supply and demand relationships, governmental, agricultural and trade programs and policies, climate and national and international political and economic events. Financial instruments and foreign currency futures and forward and stop contract prices are influenced by, among other things, interest rates, change in balances of payment and trade, domestic and international rates of inflation, international trade restrictions and currency devaluations and revaluations. None of these factors can be controlled by the advisor. Accordingly, the advisor believes that only the "risk portion'" of a client's portfolio should be used to trade commodity interests. For these reasons and others, an account traded by the advisor should be considered a long-term and speculative investment.

Risk of Leverage. The low margin deposits normally required in commodity futures and option trading (typically between 2% and 15% of the value of the contract purchased or sold) permit an extremely high degree of leverage. Accordingly, a relatively small price movement in a commodity futures contract may result in immediate and substantial profit or loss to the investor. For example, if at the time of purchase, ten percent of the price of the futures contract is deposited as margin, a ten percent decrease in the price of the futures contract would, if the contract were then closed out, result in a total loss of the margin deposit before any deduction for the trading commission. Thus, like other leveraged investments, any trade may result in losses well in excess of the amount invested.

Personal Liability of the Client. A client is personally liable for all losses including any which exceed his original deposit and any which exceed the equity in the program account. It is not anticipated that any account will suffer losses in excess of the account equity and the Advisor will attempt to liquidate all positions in an account if the balance falls to 50% or less of the account's initial equity (plus or minus the net subsequent client additions and withdrawals). The Advisor cannot guarantee that such action will be successful in time and clients could incur substantial losses due to the rapidity of price movements and the leverage inherent in commodity trading.

Commodity interest trading may be illiquid. Certain commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity cannot be taken or liquidated unless both a buyer and a seller are willing to effect trades at or within the limit. Commodity futures prices have moved the daily limit for several consecutive days with little or no trading. Similar occurrences, or regulatory intervention in the commodity markets, could prevent the advisor from promptly liquidating unfavorable positions and adversely effect trading and profitability.

Possible effects of speculative position limits. The CFTC in certain exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular commodities. All commodity accounts controlled by the advisor and its principal will be combined for position limit purposes. It is possible that trading decisions of the advisor may have to be modified and that positions held by a client's account would have to be liquidated to avoid exceeding such limits.

Counterparty Creditworthiness. Commodity exchanges provide centralized market facilities for trading futures contracts. Each U.S. commodity exchange has an associated clearing house. When trades between exchange members are confirmed, the clearing house is substituted for the clearing member and acts on behalf of buyers and sellers who trade contracts on the exchange. The clearing house, in effect, becomes the other party, or the Counterparty, to the trade. Thereafter, each clearing member firm in the trade looks to the clearing house for performance of the contract. Clearing houses do not deal directly with customers, only with other member firms. If the client's clearing firm, becomes bankrupt or insolvent or otherwise defaults on its obligations, clients may not receive all amounts owed from trading, despite the clearing house have fully discharged all of its obligations. Contracts and options on foreign commodity exchanges and in the inter-bank currency markets may not be regulated by specific laws and may be backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts or options issued by a particular party, or all of the contracts or options of an entire market.

Futures Spread Trading. As stated in the risk disclosure statement at the beginning of this document, a "spread position" may not be less risky than a simple "long" or "short" position. Spread trading consists of the simultaneous purchase and sale of two futures contracts. Futures spread positions realize profits or losses based on the differential between the prices of the two futures markets involved in the position.. At times, market volatility may decrease or enhance the magnitude of futures spread price changes, even though one or both of the underlying futures contracts may realize only modest price movement. Additionally, futures spread positions typically have lower margin requirements than outright futures positions. Thus, more spread positions could be held open (more than outright futures) for the same amount of margin required or posted..

The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in the Offering. Prospective investors should read this entire Disclosure Document before determining whether to invest in the Units.

                    SPECIAL PROVISIONS FOR IRA ACCOUNTS ONLY

Self-directed individual retirement accounts, traded by the Advisor will be subject to a special set of provisions. The first special provision for IRA accounts is that the percentage of the account committed to margin shall not exceed 50% of the beginning equity of the account for any given period. Secondly, the Advisor will cease all trading if the account experiences a drawdown in excess of 50% of the original equity. At that time, the client will have the option to terminate the account and liquidate all remaining positions, with such liquidation occurring as soon as is administratively feasible. However, due to the volatile nature of the futures markets, the Advisor cannot guarantee that any drawdown in the account can be limited to the percentage indicated above.

POTENTIAL CONFLICTS OF INTEREST

The Advisor Will Trade For Other Managed Accounts. The Advisor may direct the trading for many customer accounts. The responsibilities of the Advisor to various accounts may cause conflicts of interest. For example, by many accounts the Advisor may have competition for the same trades. Speculative position limits restrict the total number of positions a CTA may hold for all accounts. Thus, a conflict arises between the interests of any one client in maintaining a position in a commodity and the Advisor's interest in providing positions for all accounts under management.

Proprietary Trading. The Advisor and its affiliates may trade commodity futures for their own accounts. In the course of such trading, the Advisor and/or its affiliates may take positions in their own accounts that are the same or opposite from positions advocated for the clients of the Advisor. In addition, commodity futures positions may be taken by the Advisor and/or its affiliates which are not part of the portfolio composition for the strategy being employed for the clients of the CTA. As a general matter, the separate record of trading by the Advisor and its affiliates will not be made available to clients due to their confidential nature.

Additional Business Interests. In addition to being principals of Commodity Pool Services, Inc. (a registered Commodity Pool Operator), the principals of the Advisor also serve as principals of Pool Management Services, Inc. (another Commodity Pool Operator.) and as principals of an Introducing Broker (ZipNet Trading, a trade name for Commodity Pool Services, Inc.) Both of these firms operate commodity pools and may operate others. This can cause a conflict, both in terms of time and resources committed to the Advisor by its principals. However, Mr. Bluth and Mr. Shell, intend to devote sufficient time and resources to operate and manage Jalex Trading in a manner consistent with their duties and obligations. The Advisor is also registered as an Introducing Broker. Jalex Trading is the trade name under which CPSI conducts its CTA business. CPSI is also registered as an Introducing Broker, using "ZipNet Trading" as its trade name for all brokerage business. Since the Advisor is also registered as an Introducing Broker, this creates a potential conflict of interest. If clients open accounts with the Advisor through ZipNet Trading, the Advisor could earn commissions on the trades executed by the Advisor.

Speculative Position Limits. All commodity futures positions owned or managed by the Advisor will be combined for the purpose of determining speculative position limits, which are imposed by the CFTC and various U.S. commodity exchanges. In addition, positions taken by the Advisor. may be required to be aggregated with positions taken by its affiliates. Therefore, it is possible that some accounts managed by the Advisor may not be able to assume or maintain recommended positions if the establishment or maintenance of such positions would cause the applicable speculative position limit to be exceeded. The Advisor will not knowingly or deliberately favor or give preference to any account managed by it over any other account and will use its best efforts to treat all accounts equitably so as to minimize the effects of such limits upon all its accounts.

                                   LITIGATION

There has never been any administrative, civil or criminal litigation against Jalex Trading, Randy Shell and/or Simcha Bluth and there are none pending, concluded or on appeal.

                               TRADING PERFORMANCE

The Commodity Futures Trading Commission requires a commodity trading advisor to disclose to prospective clients the actual performance record of all accounts for which the trading advisor or its principals have had the authority to cause transactions to be effected without clients specific authorization. These results are presented in this disclosure document.

About The Performance Tables

The following pages present various performance summaries of the pool, other trading of the CTA and other trading of the pool's manager and its principals. As you review the performance tables, please keep in mind the following definitions:

o Drawdown means the worst losses experienced by the pool over a specific period;

o Worst peak to valley drawdown is the greatest cumulative percentage decline in month end net asset value due to the worst losses sustained by the pool during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month-end net asset value; and

o Rate of Return = Net Performance / Beginning Equity, time-weighted for monthly additions and withdrawals. Total Rate of Return represents monthly rates of returns computed on a compounded monthly basis.

In regard to the performance summaries for the CTAs, it is important to note the following:

o When reviewing past performance records of CTAs it is important to note that in a presentation of past performance data, different accounts, even though they are traded according to the same set of rules, can have varying investment results. The reasons for this include (1) the periods during which they are active, (2) the trading strategies used, since modifications to a trading strategy can occur, (3) the account size, since an account with a limited amount of funds may have different results than an account with a greater amount of funds available, (4) the liquidity of the futures contract traded may not be sufficient to allow an order to be placed with a sufficient number of contracts to guarantee that every customer account will participate in every trade an advisor makes for its managed accounts,
     (5) the brokerage commission rate charged to an account, since brokerage commissions will affect the account's performance, (6) the management fee and performance fee rates may vary from account to account, and (7) there may be other strategic considerations that an advisor may take in electing to make or liquidate a particular trade for some or all of his customers.

When reviewing the following pages on various performance summaries, please keep in mind that only the Hanseatic Discretionary Program's portfolio was similar to that used by the pool. All of the other portfolios and pools had different investment objectives.

Please note that in all of the tables, interest income constituted only a small portion of the income to the program or pool. It is possible, although not likely, that interest income could generate an overall income profit for a program where unrealized losses from futures, forward or options would have otherwise given the program or pool a loss.

    Performance of Programs Presently and Previously Offered By Jalex Trading

Jalex Trading presently directs trading in two trading programs -- Futures Spread Program and the Broad Horizons Program. The Bond & Stock program is a newly-formed program.

CPSI previously traded another program known as the Option Spread Program That program is now closed.

The following are the performance histories for these trading programs.

Table A      Jalex Trading - Futures Spread Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ----------
   2003        Rate of
                Return
------------ ----------
    Jan             --
------------ ----------
    Feb         19.03%
------------ ----------
    Mar          9.02%
------------ ----------
    Apr         -0.19%
------------ ----------
    May         -4.41%
------------ ----------
   June          2.85%
------------ ----------
   July          8.91%
------------ ----------
    Aug         -0.19%
------------ ----------
    Sep          4.25%
------------ ----------
    Oct        -15.27%
------------ ----------
    Nov         -3.03%
------------ ----------
    Dec             --
------------ ----------
    YTD         18.58%
------------ ----------

Table Summary

Commodity Trading Advisor                         Commodity Pool Services, Inc.
                                                  d.b.a. Jalex Trading
Commencement of trading client accounts           Aug 2002
Commencement of trading pursuant to this program  Feb 2003
Number of accounts in this program                1
Total nominal assets in this program              $ 23,322
Total actual assets in this program               $ 23,322
Total nominal assets managed by this CTA          $ 47,422
Total actual assets managed by this CTA           $ 47,422
Largest monthly draw-down                         Oct 2003     -15.27%
Worst peak-to-valley draw-down                    Sep 2003 to Nov 2003:  17.83%
Number of accounts closed with profits            0
Number of accounts closed with losses             0



Table B           Jalex Trading:  Bond & Stock  Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ----------
   2003        Rate of
                Return
------------ ----------
    Jan             --
------------ ----------
    Feb             --
------------ ----------
    Mar             --
------------ ----------
    Apr             --
------------ ----------
    May             --
------------ ----------
   June             --
------------ ----------
   July             --
------------ ----------
    Aug             --
------------ ----------
    Sep             --
------------ ----------
    Oct             --
------------ ----------
    Nov          -3.60
------------ ----------
    Dec             --
------------ ----------
    YTD         -3.60%
------------ ----------

Table Summary

Commodity Trading Advisor                          Commodity Pool Services, Inc.
                                                   d.b.a. Jalex Trading
Commencement of trading client accounts            Aug 2003
Commencement of trading pursuant to this program   Nov 2003
Number of accounts in this program                 1
Total nominal assets in this program               $ 24,100
Total actual assets in this program                $ 24,100
Total nominal assets managed by this CTA           $ 47,422
Total actual assets managed by this CTA            $ 47,422
Largest monthly draw-down                          Nov 2003     3.60%
Worst peak-to-valley draw-down                     Nov 2003 to Nov 2003:  3.60%
Number of accounts closed with profits             0
Number of accounts closed with losses              0

Table C           Jalex Trading - Options Spread Program (CLOSED)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ---------- ---------- ----------
   2003        Rate of    2002       Rate of
                Return                Return
------------ ---------- ---------- ----------
    Jan         -9.65%     Jan        --
------------ ---------- ---------- ----------
    Feb        -35.64%     Feb        --
------------ ---------- ---------- ----------
    Mar         --         Mar        --
------------ ---------- ---------- ----------
    Apr         --         Apr        --
------------ ---------- ---------- ----------
    May         --         May        --
------------ ---------- ---------- ----------
   June         --        June        --
------------ ---------- ---------- ----------
   July         --        July        --
------------ ---------- ---------- ----------
    Aug         --         Aug         1.89%
------------ ---------- ---------- ----------
    Sep         --         Sep         2.42%
------------ ---------- ---------- ----------
    Oct         --         Oct        -2.18%
------------ ---------- ---------- ----------
    Nov         --         Nov         0.36%
------------ ---------- ---------- ----------
    Dec         --         Dec         1.73%
------------ ---------- ---------- ----------
    YTD        -41.55%     YTD         4.22%
------------ ---------- ---------- ----------

Table Summary

                                                   Commodity Pool Services, Inc.
Commodity Trading Advisor                          d.b.a. Jalex Trading
Commencement of trading client accounts            August 2002
Commencement of trading pursuant to this program   August 2002
Number of accounts in this program                 0
Total nominal assets in this program               $0
Total actual assets in this program                $0
Total nominal assets managed by this CTA           $ 47,422
Total actual assets managed by this CTA            $ 47,422
Largest monthly draw-down                          Feb 2003   -35.64%
Worst peak-to-valley draw-down                     Sep 2002 to Feb 2003  -41.92%
Number of accounts closed with profits             0
Number of accounts closed with losses              1


Commodity Pool Services, Inc.: Performance of Pools as a Commodity Pool Operator

In its role as a Commodity Pool Operator, Commodity Pool Services, Inc., Jalex Trading presently operates three funds, Jalex Fund, LLC, LeJay Futures Fund, LLC and Thompson Navigator Fund, LLC. Additionally, CPSI previously operated three other pools -- The Profile Pool, LLC, Discovery Fund, LLC and Total Trade Fund, LLC. The following are the performance summaries for these pools.

Jalex Fund, L.L.C.

Upon opening in August of 2002, Jalex Fund committed 100% of its trading assets to the Jalex Trading Option Spread Trading Program.

Jalex Fund continued to commit all of its trading capital to the Option Spread Program until February of 2003. At the start of that month, the fund also began trading the Jalex Trading Futures Spread Program, committing approximately 40% of its trading capital to the Futures Spread Program and approximately 60% of its capital to the Option Spread Program.

On the last day of February 2003, Jalex Fund terminated its investment in the Jalex Trading Option Spread Program. Jalex Fund continued trading with 100% of its trading assets committed to the Futures Spread Program. The fund has continued to invested exclusively in the Jalex Trading Futures Spread Program (to date).

In an effort to define the performance results achieved by the Jalex Fund while invested in each of the two trading programs, three performance capsules are presented below. These capsule performance summaries show:

1) Actual Fund trading results for the fund (incorporates all trading in all programs

2)   Trading results achieved in its Futures Spread Program investment

3)   Trading results achieved in its Option Spread Program investment.



Table D-1         Jalex Fund, L.L.C.- trading results for the fund
                  (incorporates all trading in all programs)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------
  2003       Rate of     2002       Rate of
             Return                 Return
---------- ------------ --------- ------------
Jan            -10.17%  Jan           --
---------- ------------ --------- ------------
Feb            -19.88%  Feb           --
---------- ------------ --------- ------------
Mar              7.23%  Mar           --
---------- ------------ --------- ------------
Apr             -0.81%  Apr           --
---------- ------------ --------- ------------
May             -4.16%  May           --
---------- ------------ --------- ------------
June             1.99%  June          --
---------- ------------ --------- ------------
July             7.28%  July           -0.18%
---------- ------------ --------- ------------
Aug             -0.76%  Aug             0.90%
---------- ------------ --------- ------------
Sep              3.24%  Sep             1.33%
---------- ------------ --------- ------------
Oct            -13.80%  Oct            -2.62%
---------- ------------ --------- ------------
Nov             -3.49%  Nov             0.26%
---------- ------------ --------- ------------
Dec            --       Dec             0.99%
---------- ------------ --------- ------------
YTD          -31.57%    Annual          0.63%
---------- ------------ --------- ------------


Table Summary

Type of Commodity Pool                      Private Placement
Commodity Trading Advisor                   Jalex Trading
Commencement of pool trading                August 2003
Aggregate Gross Capital Subscriptions       $ 32,437
Current Net Asset Value                     $ 23,727
Largest monthly draw-down                   Jan 2003 -  19.88%
Worst peak-to-valley draw-down              Sep 2002 to Nov 2003   -32.54  %

Table D-2         Jalex Fund, L.L.C. -Trading results for it investment in the
                  Jalex Trading Futures Spread Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------
  2003       Rate of
              Return
---------- ------------
Jan            --
---------- ------------
Feb             18.32%
---------- ------------
Mar              8.53%
---------- ------------
Apr             -0.89%
---------- ------------
May             -4.86%
---------- ------------
June             2.35%
---------- ------------
July             7.28%
---------- ------------
Aug             -0.88%
---------- ------------
Sep              3.76%
---------- ------------
Oct            -15.93%
---------- ------------
Nov             -3.49%
---------- ------------
Dec            --
---------- ------------
YTD          +12.25%
---------- ------------

Table Summary

Type of Commodity Pool                 Private Placement

Commodity Trading Advisor              Jalex Trading-Futures Spread Program Only
Commencement of pool trading           Feb 2003
Aggregate Gross Capital Subscriptions  $ 20,000
Current Net Asset Value                $ 23,727
Largest monthly draw-down              Oct 2003   -15.93%
Worst peak-to-valley draw-down         Sep 2003 to Nov 2003   -18.73%


Table D-3         Jalex Fund, L.L.C. -Trading results for its
                  investment in the Jalex Trading Option Spread Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------
  2003       Rate of     2002       Rate of
              Return                 Return

---------- ------------ --------- ------------
Jan            -10.17%  Jan           --
---------- ------------ --------- ------------
Feb            -58.77%  Feb           --
---------- ------------ --------- ------------
Mar            --       Mar           --
---------- ------------ --------- ------------
Apr            --       Apr           --
---------- ------------ --------- ------------
May            --       May           --
---------- ------------ --------- ------------
June           --       June          --
---------- ------------ --------- ------------
July           --       July           -0.18%
---------- ------------ --------- ------------
Aug            --       Aug             0.90%
---------- ------------ --------- ------------
Sep            --       Sep             1.33%
---------- ------------ --------- ------------
Oct            --       Oct            -2.62%
---------- ------------ --------- ------------
Nov            --       Nov             0.26%
---------- ------------ --------- ------------
Dec            --       Dec             0.99%
---------- ------------ --------- ------------
YTD          -58.77%    Annual          0.63%
---------- ------------ --------- ------------

Table Summary

Type of Commodity Pool                Private Placement
Commodity Trading Advisor             Jalex Trading - Option Spread Program only
Commencement of pool trading          August 2002
Aggregate Gross Capital Subscriptions $27,437
Current Net Asset Value               $ 0
Largest monthly draw-down             Feb 2003 -  58.77%
Worst peak-to-valley draw-down        Oct 2002 to Feb 2003    -63.48%

Table E           Thompson Navigator Fund, LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------
  2003       Rate of
               Return
---------- ------------
Jan             -1.22%
---------- ------------
Feb             -8.14%
---------- ------------
Mar              0.26%
---------- ------------
Apr             -0.29%
---------- ------------
May             -6.34%
---------- ------------
June            -3.87%
---------- ------------
July             0.09%
---------- ------------
Aug              3.03%
---------- ------------
Sep              1.80%
---------- ------------
Oct              1.33%
---------- ------------
Nov            -12.94%
---------- ------------
Dec            --
---------- ------------
YTD            -24.36%
---------- ------------


Table Summary

Type of Commodity Pool                        Private Placement
Commodity Trading Advisor                     Thompson Advisors
Commencement of pool trading                  January 2003
Aggregate Gross Capital Subscriptions         $50,200
Current Net Asset Value                       $ 33,672
Largest monthly draw-down                     Nov 2003  -12.94%
Worst peak-to-valley draw-down                Jan 2003 to Nov 2003  -24.36%

Table F              LeJay Futures Fund, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------
  2003       Rate of
              Return
---------- ------------
Jan            --
---------- ------------
Feb            --
---------- ------------
Mar            --
---------- ------------
Apr            --
---------- ------------
May            --
---------- ------------
June           --
---------- ------------
July           --
---------- ------------
Aug            --
---------- ------------
Sep            --
---------- ------------
Oct            --
---------- ------------
Nov             -4.07%
---------- ------------
Dec            --
---------- ------------
YTD             -4.07%
---------- ------------

Table Summary

Type of Commodity Pool                           Private Placement
Commodity Trading Advisor                        Jalex Trading
Commencement of pool trading                     November 2003
Aggregate Gross Capital Subscriptions            $25,000
Current Net Asset Value                          $ 23,982
Largest monthly draw-down                        Nov 2003   -4.07
Worst peak-to-valley draw-down                   Nov 2003 to Nov 2003   -4.07%

  Performance of the Pools Previously Operated by Commodity Pool Services, Inc.

CPSI previously operated three other pools that are now closed-- The Profile Pool, LLC, Discovery Fund, LLC and Total Trade Fund, LLC

The following are the performance summaries for these pools:

The Profile Pool, LLC

The Profile Pool, LLC initially opened in September 1999 under the operation of Commodity Pool Services, Inc.. From September 1999 to April 2000, the pool was under the trading direction of Kesef Advisors, Inc., a registered commodity trading advisor operated by Messrs. Bluth and Shell. The pool traded pursuant to Kesef Advisors Grain Spread Program. On May 1, 2000, the pool removed Kesef Advisors as the trading advisor. At that time, the interests of all investors except the principals were redeemed and the pool became a "proprietary" pool of the principals of Commodity Pool Services, Inc. (the Commodity Pool Operator).

The table below presents the trading activity in The Profile Pool from September 1999 through April 2000. From May 2000 until June 2002, The Profile Pool, LLC was a "proprietary" pool for Messrs. Bluth and Shell. Therefore, the trading performance for the pool for that period is not presented.

Table G      The Profile Pool, LLC - For the Period September 1999 to April 2000

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
      Year            Rate of Return
------------------- ---------------------
2000                 6.19% (Jan to Apr)
------------------- ---------------------
1999                 7.70% (Sep to Dec)
------------------- ---------------------

Table Summary - Sep 1999 to Apr 2000

Type of Commodity Pool                     Private Placement
Commodity Trading Advisor                  Kesef Advisors: Grain Spread Program
Commencement of pool trading               Sep 1999
Aggregate Gross Capital Subscriptions      $ 62,215
Current Net Asset Value                    $ 44,615
Largest monthly draw-down                  Oct 1999  -8.64%
Worst peak-to-valley draw-down             Oct 1999 to Jan 2000   -10.58%

Table H           Discovery Fund, LLC  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- -------------------------
      Year              Rate of Return
------------------- -------------------------
2000                 -25.63% (Mar to June)
------------------- -------------------------

Table Summary

Type of Commodity Pool                          Private Placement
Commodity Trading Advisor                       Kesef Advisors: Intraday Program
Commencement of pool trading                    Mar 2000
Cessation of trading                            Apr 2000
Aggregate Gross Capital Subscriptions           $ 50,000
Current Net Asset Value                         $ 0
Largest monthly draw-down                       May 2000  -22.80%
Worst peak-to-valley draw-down                  May-June 2000  -25.63%

Table I           Total Trade Fund, LLC - (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- --------------------------------------
      Year                    Rate of Return
------------------- --------------------------------------
2000                    -15.1% (Jan 2000 to May 2000)
------------------- --------------------------------------

Table Summary (Closed)

Type of Commodity Pool                           Private Placement
Commodity Trading Advisor                        Total Trade & Investment, LLC
Commencement of pool trading                     Jan 2000
Cessation of Trading                             May 8, 2000
Aggregate Gross Capital Subscriptions            $ 100,000
Current Net Asset Value                          $ 0
Largest monthly draw-down                        Feb 2000   -12.13%
Worst peak-to-valley draw-down                   Jan 2000 to Feb 2000  -15.7%

          Pool(s) Presently Operated By Pool Management Services, Inc.

Mr. Bluth and Mr. Shell, principals of Commodity Pool Services, Inc., also serve as the principals of another CPO known as Pool Management Services Inc. Pool Management Services, Inc. presently operates one pool known as the Hanseatic Discretionary Pool, LLC. The performance for this pool is presented below.

Table J           Hanseatic Discretionary Pool, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   2003       Rate of    2002    Rate of      2001    Rate of       2000     Rate of       1999     Rate of      1998     Rate of
              Return              Return                Return                 Return                Return               Return
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Jan       -3.22%      Jan     -3.04%      Jan       10.49%       Jan       4.92%       Jan       7.27%       Jan        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Feb        0.09%      Feb      2.58%      Feb       0.87%        Feb       18.75%      Feb       -4.56%      Feb        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Mar       -1.08%      Mar     -1.71%      Mar       1.97%        Mar       47.77%      Mar       -0.74%      Mar        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Apr       -0.99%      Apr     -4.75%      Apr       -9.09%       Apr       52.11%      Apr       -8.75%      Apr        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    May        0.51%      May     -2.33%      May       2.10%        May       1.28%       May      -15.00%      May        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   June       -0.12%     June      5.33%      June      5.20%       June       -4.43%      Jun       19.43%      June       --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   July        -0.54     July     -0.56%      July     -10.36%      July       9.60%       July     -15.27%      July       --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Aug        0.57%      Aug     5.15%       Aug       -8.40%       Aug       3.26%       Aug       -3.54%      Aug        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Sep        6.55%      Sep     -0.35%      Sep       5.05%        Sep      -12.61%      Sep      -12.42%      Sep        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Oct       -6.05%      Oct     -0.44%      Oct       -0.57%       Oct       4.31%       Oct       -5.72%      Oct        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Nov       -3.51%      Nov     -0.09%      Nov       -4.15%       Nov       15.50%      Nov       -1.40%      Nov        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Dec         --        Dec     -4.18%      Dec       -0.75%       Dec       10.84%      Dec       6.61%       Dec       2.56%
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    YTD       -7.99%    Annual    -4.86%     Annual     -9.46%     Annual     258.02%     Annual    -33.25%     Annual     2.56%
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------

Table Summary

Type of Commodity Pool                      Public (private until October 2001)
Commodity Trading Advisor                   Hanseatic Corporation
Commencement of pool trading                Dec 1998
Aggregate Gross Capital Subscriptions       $ 7,913,275
Current Net Asset Value                     $ 1,517,346
Largest monthly draw-down                   July 1999   -15.27%
Worst peak-to-valley draw-down              Feb 1999 to Nov 1999   -41.63%

           Pools Previously Operated By Pool Management Services, Inc.

In addition to operating the Hanseatic Discretionary Pool, LLC, Pool Management Services, Inc. previously operated two other pools -- Angila Fund, L.L.C and Day Traders Club, L.L.C.. Both of these pools are closed. The performance for these pools are presented below:

Table K           Angila Fund, L.L.C. (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------
  2002     Rate of       2001     Rate of
           Return                 Return
---------- ------------ --------- ------------
Jan          -3.07 %    Jan           --
---------- ------------ --------- ------------
Feb          -0.57 %    Feb           --
---------- ------------ --------- ------------
Mar          -2.74 %    Mar           --
---------- ------------ --------- ------------
Apr          -2.72 %    Apr           --
---------- ------------ --------- ------------
May          -0.92 %    May           --
---------- ------------ --------- ------------
June           --       June        -3.25 %
---------- ------------ --------- ------------
July           --       July        -2.08 %
---------- ------------ --------- ------------
Aug            --       Aug         -1.50 %
---------- ------------ --------- ------------
Sep            --       Sep         -4.51 %
---------- ------------ --------- ------------
Oct            --       Oct         -3.04 %
---------- ------------ --------- ------------
Nov            --       Nov         -8.84 %
---------- ------------ --------- ------------
Dec            --       Dec         -1.50 %
---------- ------------ --------- ------------
YTD          -8.62 %    Annual     -10.89 %
---------- ------------ --------- ------------

Table Summary

Type of Commodity Pool                           Private (Closed)
Commodity Trading Advisor                        Amir Rosenthal, CTA
Commencement of pool trading                     June 2001
Aggregate Gross Capital Subscriptions            $ 243,957
Current Net Asset Value                          $ 0
Largest monthly draw-down                        Nov 2001  -8.84%
Worst peak-to-valley draw-down                   June 2001 to May 2002   -29.10%

Table L           Day Traders Club, L.L.C. (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ -------------------------
   Year          Rate of Return
------------ -------------------------
1999              -7.77% (Jan to May)
------------ -------------------------
1998            -11.09% (Nov. to Dec)
------------ -------------------------

Table Summary

Type of Commodity Pool                           Private
Commodity Trading Advisor                        Pool Management Services
Commencement of pool trading                     Nov 1998
Aggregate Gross Capital Subscriptions            $ 187,528
Cessation of Trading                             May, 1999
Current Net Asset Value                          $ 0
Largest monthly draw-down                        Nov 1998 -7.77%
Worst peak-to-valley draw-down                   Nov 1998 to May 1999   -18.00%

                     Pool Management Services, Inc. as a CTA

In addition to it registration as a CPO, Pool Management Services, Inc. was previously registered as a commodity trading advisor. PMSI directed the trading for one account, Day Traders Club, LLC. The following is the performance summary of Pool Management Services, Inc. as a CTA.

Table M           Pool Management Services, Inc. as a CTA  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ----------------- --------------------
  Year         Rate of
                Return
---------- ----------------- --------------------
1999            -7.77%          (Jan to May)
---------- ----------------- --------------------
1998           -11.09%          (Nov to Dec)
---------- ----------------- --------------------

Table Summary

Commodity Trading Advisor                         Pool Management Services, Inc.
Commencement of trading in client accounts        Nov 1998
Cessation of Activities as CTA                    May, 1999
Number of accounts currently under management     0
Total actual assets currently managed by this CTA $ 0
Total actual assets currently traded
  pursuant to this program                        $ 0
Largest monthly draw-down                         Nov 1998 -7.77%
Worst peak-to-valley draw-down                    Nov 1998 to May 1999   -18.00%
Number of accounts closed with profits            0
Number of accounts closed with losses             1


            Performance Of Accounts Under The Direction Of Mr. Shell

Mr. Shell, a principal of CPSI, previously served as the principal of Kesef Advisors (a registered CTA). Kesef offered two trading programs - its Intraday Program and Grain Spread Program. Both programs are now closed. The performance history of these programs are presented below:

Table N           Kesef Advisors, Inc. Intraday Program (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------------
      Year               Rate of Return
------------------- ---------------------------
2000                  -25.63% (Mar to June)
------------------- ---------------------------

Note: The Intraday Program began trading in March 2000. From March 2000 through April 2000, Kesef only executed day trades in this program. In May 2000, Kesef added Grain Spread trading to this program.

Table Summary

Commodity Trading Advisor                                Kesef Advisors
Commencement of trading in client accounts               Sep 1999
Commencement of trading pursuant to this program         Mar 2000
Cessation of trading                                     June 2000
Number of accounts under management                      0
Total actual assets managed by this CTA                  $ 0
Total actual assets traded pursuant to this program      $ 0
Largest monthly draw-down                                May 2000 -22.08
Worst peak-to-valley draw-down                           May-June 2000 -25.63
Number of accounts closed with profits                   0
Number of accounts closed with losses                    1

Table O           Kesef Advisors, Inc. Grain Spread Program -  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

-------------- ---------------------
    Year         Rate of Return
-------------- ---------------------
2000            6.19% (Jan to Apr)
-------------- ---------------------
1999            7.70% (Sep to Dec)
-------------- ---------------------

Table Summary (Closed)

Commodity Trading Advisor                           Kesef Advisors
Commencement of trading in client accounts          Sep 1999
Cessation of trading                                Mar, 2000
Number of accounts under management                 0
Total actual assets managed by this CTA             $ 0
Total actual assets traded pursuant to this program $ 0
Largest monthly draw-down                           Oct 1999  -8.64%
Worst peak-to-valley draw-down                      Oct 1999 to Jan 2000 -10.58%
Number of accounts closed with profits              1
Number of accounts closed with losses               0